Calculation of Filing Fee Tables
S-8
Terrestrial Energy Inc. /DE/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	18,678,584	$ 6.135	$ 114,593,112.84	0.0001381	$ 15,825.31
2	Equity	Common Stock, $0.0001 par value per share	Other	15,473,715	$ 6.135	$ 94,931,241.52	0.0001381	$ 13,110.00
Total Offering Amounts:						$ 209,524,354.36		$ 28,935.31
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 28,935.31
Offering Note
[1]	Note 1.a Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's common stock, $0.0001 par value per share ("Common Stock") that may become issuable under the terms of (i) the Terrestrial Energy Inc. Second Amended and Restated 2024 Stock Option Plan (the "Legacy Plan") and (ii) the Terrestrial Energy Inc. 2025 Equity Incentive Plan (the "2025 Plan"), in each case by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock. Note 1.b Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the Common Stock on the Nasdaq Stock Market on December 31, 2025. Note 1.c Represents shares of Common Stock issuable upon the exercise of outstanding options under the Legacy Plan as of the date of this Registration Statement. Note 1.d The Registrant does not have any fee offsets to claim.

[2]	See Offering Note 1.a, 1.b and 1.d Note 2.a Represents shares of Common Stock authorized for future issuance under the 2024 Plan as of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A